UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

First Advantage Bancorp
(Exact name of registrant as specified in its charter)

Tennessee	001-33682	26-0401680
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Madison Street, Clarksville, Tennessee  37040
(Address of principal executive offices) (Zip Code)

(931) 552-6176
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                      Appointment of Certain Officers.

On June 17, 2011, First Advantage Bancorp (the “Company”) the holding company for First Federal Savings Bank (the “Bank”) announced that effective, June 17, 2011,  Bonita H. Spiegl was appointed Chief Financial Officer for the Company and the Bank.  Ms. Spiegl, age 49, most recently served as Vice President and Controller of First Federal Savings Bank.

Prior to joining the Bank in 2007, Ms. Spiegl held several positions from 2001 to 2007 with 1st Source Bank, with assets of approximately $4 billion, located in South Bend, Indiana. Serving as Assistant Vice President and Accounting Manager, she was primarily responsible for SEC reporting and financial analysis.  During her tenure there, she also served in key roles for SOX 404 implementation and special projects including core system conversion.  Prior to her banking career, Ms. Spiegl worked in a Kentucky based law firm concentrating in the real estate industry and also worked in the commercial construction industry.

           Ms. Spiegl is a Magna Cum Laude graduate of Western Kentucky University located in Bowling Green and holds a Bachelor’s degree in Accounting. She currently resides in Clarksville, Tennessee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST ADVANTAGE BANCORP
(Registrant)

Date: June 17, 2011	By:	/s/Earl O. Bradley, III
Earl O. Bradley, III
	Title:	Chief Executive Officer